UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2008 (December 31, 2007)

GLOBAL REALTY DEVELOPMENT CORP.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32467 (Commission File Number)	30-0360216 (IRS Employer Identification No.)

11555 Heron Bay Boulevard, Suite 200 Coral Springs, Florida (Address of principal executive offices)	33076 (Zip Code)

Registrant’s telephone number, including area code: (954) 603-0522

 (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Global Realty Development Corp. (the “Company”) agreed to sell to Bayview Concepts Pty. Ltd. (“Bayview”) all shares owned by the Company in its Australian real estate subsidiaries pursuant to five separate Sale of Shares agreements dated December 31, 2007 (collectively, the “Agreements”). The Company’s five Australian real estate subsidiaries are (i) Australian Agricultural and Property Management Limited, (ii) No. 2 Holdings Pty. Ltd., (iii) Victorian Land Development Pty. Ltd., (iv) Ausland Properties Pty. Ltd., and (v) Ausland Properties SA Pty. Ltd. (collectively, the “Australian Subsidiaries”).

Under the terms of the Agreements, the assets of the Australian Subsidiaries will be valued at their current book value for purposes of the sale of shares transaction; the Company will pay all taxes outstanding and due from the Australian Subsidiaries; Bayview will assume all outstanding mortgages on the properties owned by the Australian Subsidiaries; and all outstanding inter-company transactions between the Company and the Australian Subsidiaries will be paid in full by the Company.  The aggregate purchase price to be received by the Company, after the Company’s payment of certain liabilities and taxes, is $4,000,000 US dollars.

To pay the purchase price, Bayview issued the Company a senior promissory note dated December 31, 2007 in the aggregate principal amount of USD $4,000,000 (the “Original Note”). On or around February 22, 2007, before any payments of principal or interest were made on the Original Note, the Company and Bayview amended the Original Note (the “Amended Note”). The material terms of the Amended Note are as follows:

The Amended Note is due and payable in three installments: (i) USD $1,400,000 payable February 22, 2008, (the “First Maturity Date”); (ii) USD $600,000 payable March 31, 2008 (the “Second Maturity Date”), and (iii) USD $2,000,000 payable September 30, 2008, (the “Third Maturity Date”). Bayview may prepay principal and interest before the appropriate due dates. The Amended Note bears simple interest at an annual rate of 7% from March 1, 2008 through September 30, 2008 and 15% from October 1, 2008 through the date of payment, if the sale of the Australian Subsidiaries is extended and not paid in full on or before September 30, 2008. The Amended Note is senior to all current indebtedness of Bayview.

All other terms of the Amended Note are the same as those of the Original Note.

Pursuant to the Amended Note, Bayview paid $1,400,000 to the Company on February 25, 2008. Bayview is an Australian corporation owned and managed by Roger Davis, the Company’s former Chief Financial Officer and former director. The main principle used in determining the total consideration to be paid by Bayview for the shares of the Australian Subsidiaries was the current book value of the assets of the Australian Subsidiaries.

The Company will seek shareholder approval of these transactions.

Item 2.01 Completion of Acquisition or Disposition of Assets.

           The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sale of Shares Agreement, dated as of December 31, 2007, by and between Global Realty Development Corp. and Bayview Concepts Pty. Ltd. (for Australian Agricultural and Property Management Limited)

10.2	Sale of Shares Agreement, dated as of December 31, 2007, by and between Global Realty Development Corp. and Bayview Concepts Pty. Ltd. (for No. 2 Holdings Pty. Ltd.)

10.3	Sale of Shares Agreement, dated as of December 31, 2007, by and between Global Realty Development Corp. and Bayview Concepts Pty. Ltd. (for Victorian Land Development Pty. Ltd.)

10.4	Sale of Shares Agreement, dated as of December 31, 2007, by and between Global Realty Development Corp. and Bayview Concepts Pty. Ltd. (for Ausland Properties Pty. Ltd.)

10.5	Sale of Shares Agreement, dated as of December 31, 2007, by and between Global Realty Development Corp. and Bayview Concepts Pty. Ltd. (for Ausland Properties SA Pty. Ltd.)

10.6	Bayview Concepts Pty. Ltd. 12% Senior Promissory Note, dated as of December 31, 2007 (original)

10.7	Bayview Concepts Pty. Ltd. 15% Senior Promissory Note, dated as of December 31, 2007 (amended)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL REALTY DEVELOPMENT CORP.

March 4, 2008	By:	/s/ Robert Kohn
Robert Kohn
Chief Financial Officer

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